Exhibit (a)(3)



                   MUNIYIELD NEW JERSEY INSURED FUND, INC..
            (formerly known as "MuniYield New Jersey Fund II, Inc.)


                           CERTIFICATE OF CORRECTION
                           -------------------------

     Pursuant to Section 1-207 of the Maryland Corporations and Associations Code, MuniYield New Jersey Insured Fund, Inc. (formerly known as "MuniYield New Jersey Fund II, Inc."), a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby files this Certificate of Correction and certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The title of the document being corrected hereby is Articles of Amendment (hereinafter referred to as the "Articles").

     SECOND: The name of the party to which the Articles apply is MuniYield New Jersey Insured Fund, Inc. (formerly known as "MuniYield New Jersey Fund II, Inc.").

     THIRD: The Articles were filed with the State Department of Assessments and Taxation of Maryland on September 10, 1992.

     FOURTH: The Articles were defectively executed by Phillip L. Kirstein who mistakenly signed as President of the Corporation.

     FIFTH: The Articles should have been executed by Jerry Weiss as President of the Corporation.

     SIXTH: This Certificate of Correction does not change the effective date of the Articles.

     SEVENTH: This Certificate of Correction does not affect any right or liability accrued or incurred before its filing, except that any right or liability accrued or incurred by reason of the error or defect being corrected shall be extinguished by the filing if the person having the right has not detrimentally relied on the original Articles.

     IN WITNESS WHEREOF, the undersigned hereby acknowledges, in the name and on behalf of the Corporation, this Certificate of Correction to be the corporate act of the Corporation and further certifies, under penalties of perjury, that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, all on this 29th day of September 1992.

                                     MUNIYIELD NEW JERSEY INSURED FUND, INC.


                                     /s/ Jerry Weiss
                                     ---------------------------------------
                                     Jerry Weiss
                                     President
Attest:


/s/ Mark B. Goldfus
--------------------------
Mark B. Goldfus
Secretary



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